Exhibit 10.3

1

LEASE AGREEMENT

In Buenos Aires on May 31st, 2010, Laminar S.A. de Inversiones Inmobiliarias domiciled at Ing. Butty 240, City of Buenos Aires, represented herein by Julio Amancio Cueto Rúa as its President (hereinafter "Lessor") and Sistemas Globales S.A., domiciled at Reconquista 341, Piso 5to., City of Buenos Aires, represented herein by Alejandro Scannapieco as its attorney in fact (hereinafter "Lessee") make this Lease Agreement (hereinafter the "Lease") under the following terms and conditions:

ONE: LEASE

1.1. Lessor lets unto Lessee the following: (i) the Unit FOUR of the 6th (sixth) floor owned by you, Northwest sector and (ii) 2 (two) complementary parking garage spaces for 3 (three) vehicles identified as Complementary Units CXCVIII and C (the units previously described in (i) and (ii) shall collectively constitute the "Leased Premises") located in the building owned by Lessor called "Edificio Laminar Plaza" at Ingeniero Enrique Butty 240, City of Buenos Aires.

1.2. The plans of the 6th floor and the related parking garage spaces where the sector related to the Leased Premises is indicated are attached hereto as Annex I.

TWO: TERM

The term of duration of the Lease herein stipulated shall be for a period of three (3) years to commence on January 1st, 2010 and therefore expiring on December 31st, 2012. Upon expiration, Lessee shall vacate the Leased Premises and immediately surrender the Leased Premises to Lessor free of occupants and effects and in the same conditions as when delivered to Lessee by Lessor without prior demand whether judicial or extrajudicial. If the Leased Premises are not vacated on the agreed date, Lessee shall pay the rent and, as damages, a fine of five hundred US dollar notes (USD 500) per day of delay in surrendering the Leased Premises without prior demand, whether judicial or extrajudicial, and without prejudice of the actions Lessor may bring.

THREE: PRICE, PLACE AND DATE OF PAYMENT

3.1. The monthly rent shall be eight thousand and one hundred ninety US dollars (USD 8,190) plus the pertaining VAT resulting from the multiplication of the total surface of the offices as a whole (273 square meters) by thirty US dollars per square meter. The rent shall be paid monthly in advance within the first ten days of each month pursuant to paragraph 3.2. of this section. In the event of delay in payment, Lessee shall pay a default interest (calculated daily) at one and a half the interest rate used by the Banco de la Nación Argentina [Argentine Nation Bank] for 30-day discount transactions in US dollars. Such default interest shall be paid together with the rent in arrears. Notwithstanding the foregoing, Lessor may: (i) cause termination hereof pursuant to section 5 of Act 23091 in the event of default in payment of two (2) monthly rents; and (ii) bring the appropriate action for eviction and in both cases enforce any right to collect the amounts due plus direct damages. Lessor shall give payment receipt to Lessee. Lessor may refuse to accept the payment of rent in arrears without the provided default interest. Lessor may also receive payment of the amounts due and reserve the right to claim interest.

1 [From pages 1 to 15 there appears a seal at the upper right corner stating:] GUSTAVO BADINO; Notary Public [Escribano Público]; License 4346.

3.2. All payments herein provided may be made by Lessee, at its option, either by delivering a check at Lessor's domicile or by bank transfer to an account identified by Lessor through reliable means provided the domicile or the bank are located in the City of Buenos Aires and, in every case, with free and immediately available funds in dollars or its equivalent in legal tender at the free exchange rate, using as exchange rate, the relation ARS-USD selling rate from the Banco de la Nación Argentina for the operation closing of the foreign exchange business day previous to the day of payment as published by the Ámbito Financiero or alternatively the Cronista Comercial. Until Lessor states otherwise, payment shall be made at the bank HSBC S.A. Argentina, checking account 6233204068, Uniform Banking Code (CBU): 1500623500062332040682. Such payments shall be net of any cost or expense. Therefore, if any such payment is subject to tax or withholding, Lessee shall include the additional amount to cover the expense, cost, tax or withholding in such amount that, once the expense, cost, tax or withholding is paid, Lessor receives the amount of rent due.

3.3. If, at the date of payment, a change in the foreign exchange regulations in force in the country or any other reason prevents the payment in the agreed fashion or the delivery of USD, or the free foreign exchange rate has ceased to trade or there exist foreign exchange restrictions preventing the payment in the agreed currency, Lessee shall pay the rent, or any other amount due expressed in dollars, by giving Lessor US-denominated Argentine Republic securities enough to purchase, at Lessor's option in the Montevideo (Oriental Republic of Uruguay) or New York (USA) markets, net and free of any commission, expense, fee or tax, the sufficient amount of USD to perform the obligations arising herefrom. If payment of rent is made by giving such Securities, Lessee shall be granted an additional term of 5 (five) business days to purchase such Securities in the said markets. If such Securities are not outstanding when they should be purchased, the same procedure for similar Securities denominated in dollars listed in the above-mentioned markets for any other bond or securities to the satisfaction of Lessor shall be used.

It is expressly agreed that the equivalence arrangements provided in this paragraph are exceptional and they shall be used in cases where circumstances force the use of such arrangements. There shall be no change in the price due which shall remain in the currency provided in paragraph 3.1.

3.4. Whenever the payments are made through the arrangements described in paragraph 3.3., such payments shall be on account. Any difference that may arise on the day of actual payment between the amounts due in USD and the amounts actually credited in ARS (or any other legal tender) in Lessor's account at the foreign exchange rate or listing price of the Securities pursuant to the previous provisions shall remain outstanding or pending reimbursement. In such case, Lessor shall issue the appropriate credit or debit note for the mentioned difference as the case may be. No debt shall be deemed paid, and Lessee shall not be released from payment, until Lessor receives the exact amount of USD due or its equivalent in ARS at the foreign exchange rate stated in paragraph 3.3 in Lessor's bank accounts. Every payment shall be net of any tax, fee, charge and/or cost of conversion, exchange or transfer that Lessor should pay or incur to obtain the amount due in USD or its equivalent in ARS at the foreign exchange rate hereinbefore provided on the day of actual payment.

3.5. After carrying out a thorough evaluation, with due professional assistance, of the applicable provisions of the Civil Code, the Urban Leasing Act number 23091, the evolution of the foreign exchange market and its unbalances, Lessee expressly waives to use the theory of imprevision, condition of necessity, abuse of right, laesio enormis, unjust enrichment and any other circumstance, act or right intended to change the agreed price and currency.

3.6. Lessor covenants to grant Lessee the following discounts in the Rent: (i) USD 546 (five hundred and forty-six US dollars) per month during the first year of the Lease; (ii) USD 273 (two hundred and seventy-three US dollars) per month during the second year of the Lease. Lessee shall be entitled to both discounts as long as Lessee complies in timely fashion with all its obligations hereunder.

3.7. Notwithstanding the provisions set forth from paragraphs 3.1 to 3.6, in order to address possible fluctuations in the market value of the offices, any party may request, every 6 (six) months after the execution hereof, a review and adjustment of the rental value of the Leased Premises subject-matter of this lease (hereinafter the "Rent") considering the rental value of similar offices in the market. If the parties are unable to reach an agreement during the 15 (fifteen) days' term after notice of the request for consideration of a new value of Rent has been reliably given, any party shall appoint a renowned real estate firm to render a written opinion on the rental value of the Leased Premises within 10 (ten) calendar days from the reliably-given request. If there is a difference of less than 10% between the estimates made by both firms, the new value of the Rent for the Leased Premises shall be the average of the value informed by the two (2) appointed firms. If the difference is more than 10%, the firms shall appoint a third equally renowned real estate firm in order for it to estimate the new value of the Rent. The new estimated value rendered by the third real estate firm shall be the new value of the Rent hereof. If the real estate firms are unable to reach an agreement on the appointment of the third real estate firm, such appointment shall be made by the President of the Cámara de Comercio de la Ciudad de Buenos Aires [Chamber of Commerce for the City of Buenos Aires]. In every case, the new value of the Rent shall be denominated in USD. Such change shall not be deemed as a novation. The new value of the Rent shall be valid for the first rent payment after the expiration of the pertaining six (6) months' term. During the estimation of the new value of the Rent, as previously agreed upon, Lessee shall pay the last agreed Rent. As soon as the new value is set, the difference between the new value and the amounts paid shall be paid after the pertaining 6 (six) months' term. The new Rent shall be paid until a new adjustment in accordance with the procedure herein provided is agreed upon. Each party shall pay the fees of the real estate firm such party has appointed. If a third firm has been appointed, the Parties shall pay the fees in equal parts.

FOUR: PURPOSE

4.1. Lessee shall use the Leased Premises for the installation and management of business offices where Lessee shall perform the activities related to its regular business (hereinafter the "Agreed Purpose") complying with the municipal regulations in relation to the permitted uses of the Leased Premises. Lessee shall not change or alter, in whole o in part, the Agreed Purpose or use the Leased Premises to store any substance that may be flammable or dangerous for the public or the Leased Premises.

4.2. Lessee shall be fully liable for the compliance with sanitation, tax and safety regulations and any other legal provision that may be applied to the Leased Premises and the Agreed Purpose.

4.3. Lessee covenants to comply with, follow and cause to follow the general provisions and rules of the Building as well as any other general provision and/or rule for the Building, Lessor and/or any administrator appointed by Lessor. Furthermore, Lessee covenants to follow and comply with the provisions of the Co-ownership and Administration Regulations (hereinafter the "Regulations") and the Internal Regulations of the Building where the Leased Premises are located.

4.4. On the other hand, the parking spaces, as part of the Leased Premises, shall be used only by Lessee to park three (3) cars whether owned by Lessee, its employees or any person authorized by Lessee solely for the Agreed Purpose. Lessee shall not use the parking garage for a different purpose as herein stated or for storing effects of any kind.

FIVE: TENANTABLE CONDITION

5.1. Lessor hereby delivers the Leased Premises with its fittings and fixtures in good, usable, tenantable and cleanliness condition, being Lessee responsible to surrender the Leased Premises in tenantable condition, reasonable wear and tear excepted. Lessee shall also bear the cost of the necessary repairs to maintain the good condition of the Leased Premises and its equipment and the replacement of missing effects for other with similar characteristics.

5.2. Upon surrendering the Leased Premises, Lessee shall give evidence of the payment of all the items it was responsible for as stated in section EIGHT or any other applicable provision hereof.

5.3. If Lessee fails to comply with the obligations set forth in paragraphs 5.1 and 5.2, Lessor may refuse to receive the Leased Premises being applicable the provisions of section TWO for the cases of late surrender. Such effects shall remain in force until actual surrender takes place as agreed upon. All of the foregoing is without prejudice to Lessor's right to receive the Leased Premises in their current condition and claim for damages.

5.4. In case of partial destruction of the Leased Premises during the term hereof by fire or any other circumstance generated by force majeure without Lessee's fault, Lessee shall give Lessor immediate and reliable notice in order for Lessor to make the repairs at its cost. In such case, the price of the Rent shall be proportionately reduced in relation to the loss of space created by the event from the date when notice of such event is given and until repairs are finished by Lessor. If the nature or extension of the damage prevents the repairs to be completed within 30 (thirty) calendar days after the event, Lessee may cause the termination hereof within 15 (fifteen) days after giving Lessor reliable notice of such decision without payment of any compensation by Lessee. Such notice may only be given after the expiration of the above-mentioned 30 (thirty) days' term.

5.5. Total destruction of the Leased Premises generated by force majeure without Lessee's fault or any destruction over 50% (fifty per cent) of the Leased Premises shall automatically cause termination hereof from the date of destruction without payment of any compensation by Lessor or Lessee. Within 30 (thirty) calendar days after being given reliable notice of the event, Lessor may give Lessee notice of its intention to rebuild the Leased Premises. Lessee may accept or refuse in writing within 10 (ten) calendar days after being given notice by Lessor. In no case shall Lessor have right to any compensation. If Lessee accepts the rebuilding, this Lease shall remain in force. Lessor shall rebuild the Leased Premises at its cost and the Rent from the occurrence of the event until rebuilding is complete shall be agreed upon again between the Parties. Once rebuilding is complete, the Rent shall be adjusted automatically to an amount in accordance with the provisions hereof.

SIX: EQUIPMENT. IMPROVEMENTS. AUTHORIZATIONS.

6.1. Any work or improvement on the Leased Premises shall be previously approved in writing by Lessor. Such approval shall be granted if the work does not alter the structure, front or services of the Leased Premises. If Lessor does not answer within 30 days after the date of the notice, the work or improvement on the Leased Premises shall be deemed approved by Lessor.

6.2. Upon expiration hereof, Lessor may, at its sole discretion, accept the Leased Premises with some or all the improvements made by Lessee or demand the Leased Premises be surrendered in the same condition as when delivered to Lessee by Lessor. In the first case, the improvements or alterations on the Leased Premises, even with Lessor's consent, shall be for the benefit of the Leased Premises and Lessee shall not claim any compensation or hold over on such grounds. In the second case, Lessee shall not claim any compensation or hold over on such grounds.

SEVEN: AUTHORIZATION

Lessee shall bear the risk and cost of processing, obtaining and maintaining all the national or municipal licenses, permits or authorizations, or any such license, permit or authorization requested by any centralized or decentralized public agency, required by legislation in force for the present or future performance of the activities to be performed in the Leased Premises as set forth in section FOUR. Lessee shall bear the payment of the charges, taxes, fees, patents or services in relation to its activity or the documentation supporting such activity. Lessor covenants to assist Lessee with the information and documentation necessary for such purpose as long as such documentation is available to Lessor. Lessee shall bear any cost arising from such assistance.

EIGHT: TAXES. FEES. MAINTENANCE FEES AND EXPENSES

8.1. Lessee shall bear the payment of Common Maintenance Fees, Lighting, Sweeping and Cleaning Fees for the City of Buenos Aires and AySA [Water and Sanitation] in relation to the Leased Premises as well as any other present or future tax and/or fee and/or contribution that may be imposed on the Leased Premises. In the case of taxes and/or fees and/or contributions imposed on the whole Building as well as Ordinary Maintenance Fees, Lessee shall pay 2.98230% of the total amount of the Ordinary Maintenance Fees for the Building. Lessor shall bear the extraordinary expenses that are expressly excluded from the Ordinary Maintenance Fees. Lessor may request the Building administrator to inform, with proper anticipation before due date for payment of obligations provided in this section, the amount and items as well as any other information Lessor may reasonably request for such purpose.

8.2. Lessee shall (a) pay the Value-Added Tax (VAT) and any other tax that may change or substitute such tax in the future; (b) respect and cause to respect morals and good habits in the Leased Premises; (c) pay on time any service hired in relation to the Leased Premises such as electricity, telephone, links; (d) maintain such services connected and in proper operation and pay the reconnection fees and any fine for any disconnected, interrupted or canceled service for lack of payment and/or any other cause by Lessee's fault; (e) pay on time the Ordinary Maintenance Fees and all present or future taxes, fees and contributions on the Leased Premises and the activity performed by Lessee in the Leased Premises; and (f) comply with all the obligations herein assumed.

8.3. All the payments referred to in this section shall be made by Lessee when due. Evidence of such payments shall be given to Lessor within the first five days of the next month after payment. In case of non-compliance, Lessee shall bear any delay or default interest or fine arising from such non-compliance as well as any other expense arising from such non-compliance.

NINE: ACCESS AND INSPECTION

Lessee covenants to allow Lessor to perform any necessary work for the maintenance of the Building. Lessee shall also allow Lessor to enter the Leased Premises during office hours and with 24 hours' notice in order to check the maintenance condition of the Leased Premises or to inspect such premises. Lessor shall do its best efforts to avoid exercising this power at times when the normal performance of Lessee's activities may be reasonably disturbed.

TEN: BODILY INJURY AND PROPERTY DAMAGE LIABILITY

Lessee shall indemnify Lessor from any damage, cost, expense or similar disbursement suffered by Lessee on its person or property due to any deterioration of the Leased Premises or their fitting or fixtures for any reason without Lessor's fault including, but not limited to works or improvements made by Lessee, the lapse of time, improper use of the Leased Premises, floods, seismic movements, damage caused by third parties, humidity, fire, theft, any type of event and the use of such property.

Lessee shall be fully liable for any damage suffered by Lessor or third persons including Lessee's staff, clients or suppliers on their person or property as a consequence of the use of the Leased Premises by Lessee, the works made on the Leased Premises, any element installed in the Leased Premises, the purpose of the Leased Premises or any other act performed by Lessee or its subordinates.

Therefore, Lessee shall hold Lessor harmless against any demand, action, penalty, fine or damage that may suffer due to the circumstances described above.

Lessee shall assume full liability to any staff, professional or third parties hired affecting the works to be performed in the Leased Premises at any time.

ELEVEN: ASSIGNMENT

11.1. Lessee shall not sublet the Leased Premises in whole or in part or assign the rights and duties arising herefrom. If Lessee requests authorization from Lessor to sublet to a Lessee's controlled or controlling company with similar activities, such assignment shall not be unreasonably denied by Lessor. In such cases, Lessee shall remain fully liable to Lessor hereunder without prejudice of the terms of the agreement entered into by Lessee and the subtenant. Any such authorization from Lessor shall be made in writing and signed.

11.2. At its sole discretion, Lessor may assign in whole or in part this Lease or the rights arising herefrom without prior Lessee's consent. Lessor shall give Lessee express notice of the assignment.

TWELVE: AUTOMATIC ARREARS

12.1. The Parties shall fall into arrears by operation of law and by expiration of the terms herein provided or by failure to comply with the obligations hereby assumed without prior demand, whether judicial or extrajudicial, being sufficient the expression of the pertaining party's will.

12.2. Upon default in payment of two (2) monthly rents, and pursuant to the provisions of section THREE, Lessor may cause termination hereof without prior demand, whether judicial or extrajudicial and file an action for eviction and collection of the items due as well as damages.

THIRTEEN: INSURANCE

13.1. Within thirty (30) days after execution hereof, Lessee shall buy an insurance policy with a front line insurer to the satisfaction of Lessor against fire and tenant's liability covering the Leased Premises and the existing improvements owned by Lessee or installed in the Leased Premises as well as the risk of its activity. Such insurance shall remain in force during all the term hereof and until the Leased Premises are actually surrendered. Furthermore, such insurance policy shall state that Lessor shall be the insured and beneficiary of the rights arising therefrom except for Lessee's property and improvements. At any time, Lessor may request from Lessee any documentation giving evidence that insurance is in force and Lessee is complying with the obligations arising therefrom.

FOURTEEN: GROUNDS FOR TERMINATION

14.1. Without prejudice of the automatic arrears provided in paragraph 12.1, this Lease may be terminated when notice demanding compliance with any obligation assumed by the Parties hereto has been reliable given and such failure was not cured within fifteen (15) calendar days after reception of the notice of demand for compliance. NOTE: Changes were made since the automatic arrears of paragraph 12.1 and the provisions of this paragraph were not coherent.

14.2. Lessee may cause termination hereof unilaterally and without cause 12 (twelve) months after the execution hereof paying as complete and sole compensation for such early termination the amount equivalent to one (1) monthly Rent. In any case, Lessee shall give reliable 60 (sixty) days' notice of its intention to terminate.

FIFTEEN: EXPIRATION

15.1. Upon expiration of the term hereof, surrender of the Leased Premises shall only be evidenced by written document issued by Lessor. No other evidence shall be admitted.

15.2. If Lessor refuses to receive the Leased Premises, Lessee may deposit the Leased Premises keys with a court. In such case, Lessee shall only pay the rent until the date when Lessor actually and willingly receives the Leased Premises, unless judgment for the Lessee is passed and Lessee shall only pay the rent, and any other related amount, until the date when the action was filed or any date determined by a court with jurisdiction.

SIXTEEN: GUARANTEE DEPOSIT

On March 13th, 2007, Lessee deposited with Lessor the amount of twelve thousand and nine hundred and twenty two US dollars (USD 12,922) as guarantee deposit in relation to the lease agreement executed on the same date. Lessee hereby authorizes and covenants that Lessor may allocate such amount of twelve thousand and nine hundred and twenty two US dollars (USD 12,922) as guarantee deposit for all Lessee's obligations herein provided. Lessor shall retain such amount which shall not accrue interest. Such guarantee deposit shall be reimbursed by Lessor within 30 (thirty) days after the surrender of the Leased Premises. Such amount shall be reimbursed in the same currency as when given by Lessee. Any amount in relation to possible non-compliance, fines or debts by Lessee of the obligations arising herefrom shall be previously deducted. If the expenses due by Lessee are over such amount, Lessee covenants to pay Lessor the difference at first demand. Lessee shall not use such deposit for the payment of rent.

SEVENTEEN: CONFIDENTIALITY

The Parties covenant they shall not disclose the terms hereof during the term hereof or after expiration hereof, unless: (a) said terms were made public for any reason other than non-compliance with this provision; (b) disclosure is required by law, court order or any other regulation by administrative or regulatory agencies.

EIGHTEEN: SPECIAL DOMICILES AND JURISDICTION

Lessor and Lessee establish their special domiciles as stated in the opening paragraph hereof where any summons, notice and process shall be deemed valid. Lessor and Lessee shall submit to the jurisdiction of the Ordinary Courts in the City of Buenos Aires expressly waiving any other courts or jurisdiction.

The Parties hereof may change their domiciles within the City of Buenos Aires giving prior written notice of the new domicile to the other party.

NINETEEN: CO-OWNERSHIP REGULATIONS. RULES FOR BUILDING, INSTALLATION AND REPAIRS OF THE LEASED PREMISES

Lessee acknowledges and agrees with the Co-ownership Regulations, the Internal Regulations and the rules for building, installation and repairs of the Leased Premises and the Building.

TWENTY: SURETY

Lessee hereby gives Lessor a surety insurance policy taken with Seguro de Caución de Fianzas y Créditos S.A. for the first twelve months of the lease. Such policy shall be renewed, as necessary condition, 30 (thirty) days before the expiration of each contractual year to the satisfaction of Lessor under the terms provided in the following paragraph and in accordance with the model attached as Annex II Seguro de Caución de Fianzas y Créditos S.A., domiciled at ..................... of the City of Buenos Aires, issued under number *****, for a value of USD 147,420 (one hundred and forty-seven thousand and four hundred and twenty US dollars) in force from midnight on ../../200_ to midnight on ...... ....., for the benefit of Lessor. The Parties covenant that Lessee shall give Lessor, thirty (30) days before expiration, a new policy with the same company and coverage and an express waiver of its right of discussion. Lessee may propose another front line company in the insurance market previously and expressly accepted in writing by Lessor to its satisfaction for an insured amount equivalent to the amount of twelve (12) months of the lease. The same procedure shall be followed every twelve months for all the years of the term hereof until the last policy is delivered which shall have a coverage of six months after the expiration of the term hereof. In such case, six months before the expiration of the term hereof, Lessee shall replace the policy in force with a new policy covering the next twelve (12) months. All the policies shall be taken with a renowned insurance company and to the satisfaction of Lessor and in every case for the benefit of Lessor. Lessee shall comply with such obligation at least one month before the expiration of the policy. Upon failure to comply with any of the obligations hereby assumed, or its partial performance, Lessor shall be immediately entitled to, without any notice, demand Lessee pay a fine of USD 500 (five hundred USD notes) per day automatically since the date when Lessee has failed to comply until compliance. All of the foregoing is without prejudice to Lessor's right to cause termination hereof due to lack of proper coverage expressly agreed upon. Upon Lessor's requirement, Lessee shall show the payment receipt of insurance.

TWENTY-ONE: SAFETY MEASURES

Lessee acknowledges and agrees with each and every safety measure implemented in the Building and the Leased Premises by Lessor included in the Internal Regulations and the Evacuation Plan.

TWENTY-TWO: SEALS

The Parties agree that stamp tax in relation hereof shall be borne in equal parts by Lessor and Lessee.

In witness whereof, two counterparts of the same tenor and for only one purpose are signed in the place and at the date stated in the opening paragraph hereof.

By Laminar S.A. de Inversiones	By Sistemas Globales S.A.

Inmobiliarias

/s/ Julio A. Cueto Rúa	/s/ Alejandro Scannapieco

Julio A. Cueto Rúa President	Alejandro Scannapieco

[There follows a seal reading:]

Signature(s) certified on seal No. F001394676

Buenos Aires, 01/06/2010

SIGNATURE CERTIFICATION RECORD

Act 404

ANNEX	F001394676

Buenos Aires, June 1st, 2010. As notary public [Escribano] in charge of notarial register No. 516 in the City of Buenos Aires, I CERTIFY: That the signature(s) on the document attached hereto, such requirement of certification is formally made at the same time through RECORD number 077 of Volume number 077, was/were written in my presence by the person(s) whose name(s) and ID(s) is/are mentioned below as well as the evidence of their identity. Alejandro Raúl SCANNAPIECO, ID [DNI] 21073043, as Attorney in fact for SISTEMAS GLOBALES S.A. evidenced by the General Power of Attorney granted by deed 61 on 02/08/2010 before me on Folio 195 on Notarial Record Book in this Register, that I had before me, with sufficient powers to perform this act, I attest. IT IS HEREBY RECORDED a) That I have seen for the purpose of this act, the ID [DNI] of the requiring party and I attest the capacity of the named person pursuant to subsection “c” of section 1004 of the Civil Code; b) That the said Company is recorded in the Legal Entity Registry in this City on 09/14/2005 under number 10527, Book 28, Volume for Corporations; c) That execution date of the document does not match the certification date; d) That two counterparts of the same tenor and to a single effect have been signed; e) That, on the document, the signature of one executing party is missing; and (f) That the executing party to the Lease is informed that such party shall pay the appropriate tax rate for the Seal Tax due to the nature of the lease. Original Seal F 006096977 and Annex Seal No. F 001394676.-

/s/ Gustavo Badino

Gustavo Badino

Notary Public [Escribano]

License 4346

ENTRY OF SURRENDERING AND AGREEMENT TO ALLOCATE THE GUARANTEE DEPOSIT

ENTRY OF SURRENDERING AND AGREEMENT TO ALLOCATE THE GUARANTEE DEPOSIT made by and between Laminar Sociedad Anónima de Inversiones Inmobiliarias domiciled at Ing. Butty 240, City of Buenos Aires, represented herein by Julio Amancio Cueto Rúa as its President (hereinafter "LESSOR") and Sistemas Globales S.A., domiciled at Uruguay 660, Piso 10, City of Buenos Aires, represented herein by Mariano Agustín Degui as Chief Financial Officer (hereinafter "LESSEE") collectively the "PARTIES".

WHEREAS:

(a) On January 8th, 2004, LESSOR and LESSEE made a Lease (hereinafter "Lease 1") in relation to the following property in the Building located at Ingeniero Enrique Butty No. 240 in the City of Buenos Aires. (i) One (1) physical space with an approximate surface of 260 square meters on the ninth floor and (ii) one (1) parking space numbered LXXXVI for 3 cars (hereinafter the OFFICE).

(b) The parties set the duration of this Lease in 36 (thirty-six) months to commence on January 1st, 2004 and therefore expiring on December 31st, 2006.

(c) The intention of the Parties is to surrender and receive the OFFICE.

(d) On April 10th, 2007 LESSOR and LESSEE made a LEASE (hereinafter "Lease 2") in relation to (i) the Unit FOUR of the 6th (sixth) floor owned by you, Northwest sector, and (ii) 2 (two) complementary parking garage spaces for 3 (three) vehicles identified as Complementary Units CXCVIII and C (the units previously described in (i) and (ii) shall collectively constitute the "Leased Premises") located in the building owned by Lessor called "Edificio Laminar Plaza" at Ingeniero Enrique Butty 240, City of Buenos Aires.

(e) Pursuant to section SIXTEEN of Lease 2, LESSEE covenanted to pay LESSOR twelve thousand and nine hundred twenty-two US dollars (USD 12,922) as guarantee deposit.

IN WITNESS WHEREOF, the Parties make this ENTRY OF SURRENDERING AND AGREEMENT TO ALLOCATE THE GUARANTEE DEPOSIT under the following terms:

ONE: LESSEE hereby surrenders the OFFICE and LESSOR accepts it.

TWO: After the preliminary examination of the OFFICE, it is acknowledged that the OFFICE is surrendered in good and usable condition with divisions made in dry construction and aluminum partitions. Such improvements shall be owned by LESSOR. The OFFICE is willingly accepted in compliance with the provisions of LEASE 1.

THREE: As for the guarantee deposit of five thousand and four hundred US dollars (USD 5,400) made by LESSEE in relation to LEASE 1, the Parties agree to allocate such amount as a partial performance of the obligation assumed by LESSEE in the whereas clause (e). The payment of the balance of seven thousand and five hundred and twenty-two US dollars (USD 7,522) shall be made within 48 hours of the execution hereof.

FOUR: LESSEE acknowledges in favor of LESSOR the amount of thirty-five thousand and eight hundred and eighty US dollars (USD 35,880), plus the appropriate VAT, as rent for the period from January to June 2007. Such amount has been calculated as USD 23 per square meter per month. The said amount shall be paid within 48 hours of the execution hereof. The said amount having been credited in LESSOR's checking account, the PARTIES state there is nothing to demand in relation to LEASE 1 mentioned in the whereas clause (a).

In witness whereof, two counterparts of the same tenor and for only one purpose are signed in Buenos Aires on July 1st, 2007.

By Laminar S.A. de Inversiones Inmobiliarias:

/s/ Julio A. Cueto Rúa

[There follows a seal:]

Laminar S.A. de Inv. Inmob.

Julio A. Cueto Rúa

President

By SISTEMAS GLOBALES S.A.:

/s/ Alejandro Scannapieco

2

EARLY TERMINATION. ENTRY OF SURRENDERING AND AGREEMENT TO ALLOCATE THE GUARANTEE DEPOSIT

ENTRY OF SURRENDERING AND AGREEMENT TO ALLOCATE THE GUARANTEE DEPOSIT made by and between Laminar Sociedad Anónima de Inversiones Inmobiliarias domiciled at Ing. Butty 240, City of Buenos Aires, represented herein by Julio Amancio Cueto Rúa as its President (hereinafter "LESSOR") and Sistemas Globales S.A., domiciled at Uruguay 660, Piso 10, City of Buenos Aires, represented herein by Mariano Agustín Degui as Chief Financial Officer (hereinafter "LESSEE") collectively the "PARTIES".

WHEREAS:

(a) On September 3rd, 2004, LESSOR and LESSEE made a Lease (hereinafter "Lease A") in relation to the following property in the Building located at Ingeniero Enrique Butty No. 240 in the City of Buenos Aires. (i) One (1) physical space with an approximate surface of 327 square meters and (ii) two (2) parking spaces numbered CV and CVI for 3 cars (collectively the OFFICE).

(b) The parties set the duration of this Lease in 36 (thirty-six) months to commence on September 1st, 2004 and therefore expiring on August 31st, 2006.

(c) The intention of the parties is to early terminate this Lease and respectively surrender and accept the OFFICE.

(d) On April 10th, 2007 LESSOR and LESSEE made a LEASE ("Lease A") in relation to (i) the Unit FOUR of the 6th (sixth) floor owned by you, Northwest sector, and (ii) 2 (two) complementary parking garage spaces for 3 (three) vehicles identified as Complementary Units CXCVIII and C (the units previously described in (i) and (ii) shall collectively constitute the "Leased Premises") located in the building owned by Lessor called "Edificio Laminar Plaza" at Ingeniero Enrique Butty 240, City of Buenos Aires.

(e) Pursuant to section SIXTEEN of Lease B, LESSEE covenanted to pay LESSOR twelve thousand and nine hundred twenty-two US dollars (USD 12,922) as guarantee deposit.

(f) On July 1st, 2007, LESSOR and LESSEE made an ENTRY OF SURRENDERING AND AGREEMENT TO ALLOCATE THE GUARANTEE DEPOSIT. Pursuant to section THREE thereof, five thousand and four hundred US dollars (USD 5,400) were allocated as guarantee deposit as stated in the whereas clause (e), being seven thousand and five hundred and twenty two US dollars (USD 7,522) the balance to reimburse.

2 [On the left margin of pages 20 and 21, there appears a signature.]

IN WITNESS WHEREOF, the Parties make this ENTRY OF SURRENDERING AND AGREEMENT TO ALLOCATE THE GUARANTEE DEPOSIT under the following terms:

ONE: The Parties hereby agree to early terminate the Lease A and LESSEE surrenders the OFFICE and LESSOR accepts the said OFFICE

TWO: After the preliminary examination of the OFFICE, it is acknowledged that the OFFICE is surrendered in good and usable condition with divisions made in dry construction and aluminum partitions. Such improvements shall be owned by LESSOR. The OFFICE is willingly accepted in compliance with the provisions of LEASE A.

THREE: As for the guarantee deposit of seven thousand and five hundred and twenty-two US dollars (USD 7,522) made by LESSEE in relation to LEASE A, the Parties agree to allocate such amount as performance of the obligation assumed by LESSEE in the whereas clauses (e) and (f).

Therefore, LESSEE does not owe anything to LESSOR in relation to guarantee deposit. LESSOR shall reimburse the guarantee deposit of USD 12,922 to LESSEE upon expiration of Lease B.

In witness whereof, two counterparts of the same tenor and for only one purpose are signed in Buenos Aires on July 1st, 2007.

By Laminar S.A. de Inversiones Inmobiliarias:

By SISTEMAS GLOBALES S.A.:

/s/ Mariano Degui

MARIANO DEGUI

ATTORNEY IN FACT

SISTEMAS GLOBALES S.A.

Buenos Aires, September 21st, 2012

Mr. Julio Amancio Cueto Rua

Laminar S.A.

Ing. Butty 240

City of Buenos Aires

Re: Offer of Lease Extension

Dear Sirs,

SISTEMAS GLOBALES S.A. represented herein by its attorney in fact Alejandro Scannapieco, I.D. [D.N.I.] 21073043, domiciled at Reconquista 341, 4th floor of the City of Buenos Aires (hereinafter the "Lessee") writes to you, Julio Amancio Cueto Rua, attorney in fact of Laminar S.A., domiciled at Ing. Butty 240 of the City of Buenos Aires (hereinafter the "Lessor" and together with Lessee, the "Parties") according to previous discussions and in order to let you know our irrevocable offer of extension of the contracts hereinafter listed (the "Offer").

This Offer shall be considered fully and unconditionally accepted by Lessor if such Lessor sends Lessee an express note of acceptance within 5 (five) days after reception of this Offer. Once accepted by Lessor, the relationship between the Parties shall be in accordance with the following terms and conditions:

WHEREAS

I) On June 1st, 2009, the Parties executed a lease (hereinafter "First Lease") in relation to (i) the Unit number FOUR of the 6th (sixth) floor owned by you, Southeast and Northeast sectors and (ii) 6 (six) complementary parking garage spaces for 6 (six) vehicles located in the building owned by Lessor called "Edificio Laminar Plaza" at Ingeniero Enrique Butty 240, City of Buenos Aires (hereinafter the "Building"). The First Lease expired on June 5th, 2012.

II) On August 31st, 2009, the Parties executed a lease (hereinafter "Second Lease") in relation to (i) a physical space belonging to the Unit FOUR, South and West sectors with a surface of 327 square meters and (ii) 2 parking spaces numbered XXXVIII and LXXXVIII for 3 cars located on the sixth floor, first basement and second floor of the Building. The Second Lease expired on August 31st, 2012.

III) On May 31st, 2010, the Parties executed a lease (hereinafter "Third Lease") in relation to (i) the Unit FOUR of the 6th (sixth) floor owned by you, Northwest sector and (ii) 2 (two) complementary parking garage spaces for 3 (three) vehicles identified as Complementary Units CXCVIII and C all located in the Building. The Third Lease expires on December 31st, 2012.

V) The intention of the Parties is to execute a new lease consolidating surfaces and expiration dates and cause termination of the Third Lease before its expiration date.

ONE: LEASE

1.1. Lessor lets unto Lessee and the Lessee accepts the following: (i) a physical space of the Unit FOUR with an approximate surface of 1,310 square meters and (ii) 10 parking spaces numbered XXXVIII and LXXXVIII, LXIX, C, CI, CX, CLXX, CXCI, CXCIII, CXCVIII located in the Building (the units previously described in (i) and (ii) shall collectively constitute the "Leased Premises").

1.2. The plans of the 9th floor and the related parking garage spaces where the sector related to the Leased Premises is indicated are attached hereto as Annex I.

TWO: TERM

The term of duration of the lease herein stipulated shall be for a period of 3 (three) years to commence on June 6th, 2012 and therefore expiring on June 5th, 2015. Upon expiration, Lessee shall vacate the Leased Premises and immediately surrender the Leased Premises to Lessor free of occupants and effects and in the same conditions as when delivered to Lessee by Lessor without prior demand, whether judicial or extrajudicial. If the Leased Premises are not vacated on the agreed date, Lessee shall pay the rent and, as damages, a fine of one thousand three hundred US dollar notes (USD 1300) per day of delay in surrendering the Leased Premises without prior demand, whether judicial or extrajudicial, and without prejudice of the actions Lessor may bring.

THREE: PRICE, PLACE AND DATE OF PAYMENT

3.1. The monthly rent shall be thirty-six thousand and six hundred eighty US DOLLARS (USD 36,680) plus the pertaining VAT resulting from the multiplication of the total surface of the offices as a whole (1,310 square meters) by TWENTY-EIGHT US dollars per square meter. The rent shall be paid monthly in advance within the first ten days of each month pursuant to paragraph 3.2. of this section. In the event of delay in payment, Lessee shall pay a default interest (calculated daily) at one and a half the interest rate used by the Banco de la Nación Argentina [Argentine Nation Bank] for 30-day discount transactions in US dollars. Such default interest shall be paid together with the rent in arrears. Notwithstanding the foregoing, Lessor may: (i) cause termination hereof pursuant to section 5 of Act 23091 in the event of default in payment of 2 (two) monthly rents; and (ii) bring the appropriate action for eviction and in both cases enforce any right to collect the amounts due plus direct damages. Lessor shall give payment receipt to Lessee. Lessor may refuse to accept the payment of rent in arrears without the provided default interest. Lessor may also receive payment of the amounts due and reserve the right to claim interest.

3.2. All payments herein provided may be made by Lessee, at its option, either by delivering a check at Lessor's domicile or by bank transfer to an account identified by Lessor through reliable means provided the domicile or the bank are located in the City of Buenos Aires and, in every case, with free and immediately available funds in dollars or its equivalent in legal tender at the official exchange rate, using as exchange rate, the relation ARS-USD note selling rate from the Banco de la Nación Argentina for the operation closing of the foreign exchange business day previous to the day of payment as published by the Ámbito Financiero or alternatively the Cronista Comercial. Until Lessor states otherwise, payment shall be made at the bank HSBC S.A. Argentina, checking account 6233204068, Uniform Banking Code (CBU) 1500623500062332040682. Such payments shall be net of any cost or expense. Therefore, if any such payment is subject to tax or withholding, Lessee shall include any additional amount to cover the expense, cost, tax or withholding in such amount that, once the expense, cost, tax or withholding is paid, and Lessor receives the amount of rent due.

3.3. If, at the date of payment, a change in the foreign exchange regulations in force prevents the option by Lessee to make payments in dollars or its equivalent in legal tender at the official exchange rate, using as exchange rate the relation ARS-USD note selling rate from the Banco de la Nación Argentina, as provided in the previous section, Lessee shall pay the rent, or any other amount due expressed in dollars, by giving Lessor US-denominated Argentine Republic securities enough to purchase, at Lessor's option in the Montevideo (Oriental Republic of Uruguay) or New York (USA) markets, net and free of any commission, expense, fee or tax, the sufficient amount of USD to perform the obligations arising herefrom. If payment of rent is made by giving such Securities, Lessee shall be granted an additional term of 5 (five) business days to purchase such Securities in the said markets. If such Securities are not outstanding when they should be purchased, the same procedure for similar Securities denominated in dollars in the above-mentioned markets o for any other bond or securities to the satisfaction of Lessor shall be used.

It is expressly agreed that the equivalence arrangements provided in this paragraph are exceptional and they shall be used in cases where circumstances force the use of such arrangements. There shall be no change in the price due which shall remain in the currency provided in paragraph 3.1.

3.4. Whenever the payments were made through the arrangements described in paragraph 3.3., such payments shall be on account. Any difference that may arise on the day of actual payment between the amounts due in USD and the amount actually credited in ARS (or any other legal tender) in Lessor's account at the foreign exchange rate or listing price of the Securities pursuant to the previous provisions shall remain outstanding or pending reimbursement. In such case, Lessor shall issue the appropriate credit or debit note for the mentioned difference as the case may be. No debt shall be deemed paid, and Lessee shall not be released from payment, until Lessor receives the exact amount of USD due or its equivalent in ARS at the foreign exchange rate stated in paragraph 3.3 in Lessor's bank accounts. Every payment shall be net of any tax, fee, charge and/or cost of conversion, exchange or transfer that Lessor should pay or incur to obtain the amount due in USD or its equivalent in ARS at the foreign exchange rate hereinbefore provided on the day of actual payment.

3.5. Notwithstanding the provisions set forth from paragraphs 3.1 to 3.5, in order to address possible fluctuations in the market value of the offices, any party may request, every 8 (eight) months after the execution hereof, a review and adjustment of the rental value of the Leased Premises subject-matter of this lease (hereinafter the "Rent") considering the rental value of similar offices in the market. The requesting party shall give reliable notice of its request to the other party who shall answer within 15 (fifteen) calendar days. If the parties are unable to reach an agreement during the 15 (fifteen) days' term after notice of the request for consideration of a new value of Rent has been reliably given, any party shall appoint a renowned real estate firm to render a written opinion on the rental value of the Leased Premises within 10 (ten) calendar days from the reliably-given request. Such opinion shall be binding for the purposes hereof. If there is a difference of less than 10% between the estimates made by both firms, the new value of the Rent for the Leased Premises shall be the average of the value informed by the 2 (two) appointed firms. If the difference is more than 10%, the firms shall appoint a third equally renowned real estate firm in order for it to estimate the new value of the Rent. The new estimated value rendered by the third real estate firm shall be the new value of the Rent hereof. If the real estate firms are unable to reach an agreement on the appointment of the third real estate firm, such appointment shall be made by the President of the Cámara de Comercio de la Ciudad de Buenos Aires [Chamber of Commerce for the City of Buenos Aires]. In every case, the new value of the Rent shall be denominated in USD. Such change shall not be deemed as a novation. The new value of the Rent shall be valid for the first rent payment after the expiration of the pertaining 8 (eight) months' term. During the estimation of the new value of the Rent, as previously agreed upon, Lessee shall pay the last agreed Rent. As soon as the new value is set, the difference between the new value and the amounts paid shall be paid after the pertaining 8 (eight) months' term. The new Rent shall be paid until a new adjustment in accordance with the procedure herein provided is agreed upon. Each party shall pay the fees of the real estate firm such party has appointed. If a third firm has been appointed, the Parties shall pay the fees in equal parts.

FOUR: PURPOSE

4.1. Lessee shall use the Leased Premises for the installation and management of business offices where Lessee shall perform the activities related to its regular business (hereinafter the "Agreed Purpose") complying with the municipal regulations in relation to the permitted uses of the Leased Premises. Lessee shall not change or alter, in whole o in part, the Agreed Purpose or use the Leased Premises to store any substance that may be flammable or dangerous for the public or the Leased Premises.

4.2. Lessee shall be fully liable for the compliance with sanitation, tax and safety regulations and any other legal provision that may be applied to the Leased Premises and the Agreed Purpose.

4.3. Lessee covenants to comply with, follow and cause to follow the general provisions and rules of the Building as well as any other general provision and/or rule of the Building, Lessor and/or any administrator appointed by Lessor. Furthermore, Lessee covenants to follow and comply with the provisions of the Co-ownership and Administration Regulations (hereinafter the "Regulations") and the Internal Regulations of the Building where the Leased Premises are located.

4.4. On the other hand, the parking spaces, as part of the Leased Premises, shall be used only by Lessee to park twelve (12) cars whether owned by Lessee, its employees or any person authorized by Lessee solely for the Agreed Purpose. Lessee shall not use the parking garage for a different purpose as herein stated or for storing effects of any kind.

FIVE: TENANTABLE CONDITION

5.1. Lessor hereby delivers the Leased Premises with the furniture set out in the Annex II and its fittings and fixtures in good, usable, tenantable and cleanliness condition, being Lessee responsible to surrender the Leased Premises in tenantable condition, reasonable wear and tear excepted. Lessee shall also bear the cost of the necessary repairs to maintain the good condition of the Leased Premises and its equipment and the replacement of missing effects for other with similar characteristics.

5.2. Upon surrendering the Leased Premises, Lessee shall give evidence of the payment of all the items it was responsible for as stated in section EIGHT or any other applicable provision hereof.

5.3. If Lessee fails to comply with the obligations set forth in paragraphs 5.1 and 5.2, Lessor may refuse to receive the Leased Premises being applicable the provisions of section TWO for the cases of late surrender. Such effects shall remain in force until actual surrender takes place as agreed upon. All of the foregoing is without prejudice to Lessor's right to receive the Leased Premises in their current condition and claim for damages.

5.4. In case of partial destruction of the Leased Premises during the term hereof by fire or any other circumstance generated by force majeure without Lessee's fault, Lessee shall give Lessor immediate and reliable notice in order for Lessor to make the repairs at its cost. In such case, the price of the Rent shall be proportionately reduced in relation to the loss of space created by the event from the date when notice of such event is given and until repairs are finished by Lessor. If the nature or extension of the damage prevents the repairs from being completed within 30 (thirty) calendar days after the event, Lessee may cause the termination hereof within 15 (fifteen) days after giving Lessor reliable notice of such decision without payment of any compensation by Lessee. Such notice may only be given after the expiration of the above-mentioned 30 (thirty) days' term.

5.5. Total destruction of the Leased Premises generated by force majeure without Lessee's fault, or any destruction over 50% (fifty per cent) of the Leased Premises, shall automatically cause termination hereof from the date of destruction without payment of any compensation by Lessor or Lessee. Within 30 (thirty) calendar days after being given reliable notice of the event, Lessor may give Lessee notice of its intention to rebuild the Leased Premises. Lessee may accept or refuse in writing within 10 (ten) calendar days after being given notice by Lessor. In no case shall Lessor have right to any compensation. If Lessee accepts the rebuilding, the Offer shall remain in force. Lessor shall rebuild the Leased Premises at its cost and the Rent from the occurrence of the event until rebuilding is complete shall be agreed upon again between the Parties. Once rebuilding is complete, the Rent shall be adjusted automatically to an amount in accordance with the provisions hereof.

SIX: EQUIPMENT. IMPROVEMENTS. AUTHORIZATIONS.

6.1. Any work or improvement on the Leased Premises shall be previously approved in writing by Lessor. Such approval shall be granted if the work does not alter the structure, front or services of the Leased Premises. If Lessor does not answer within 30 days after the date of the notice, the work or improvement on the Leased Premises shall be deemed approved by Lessor.

6.2. Upon expiration hereof, Lessor may, at its sole discretion, accept the Leased Premises with some or all the improvements made by Lessee or demand the Leased Premises be surrendered in the same condition as when delivered to Lessee by Lessor. In the first case, the improvements or alterations on the Leased Premises, even with Lessor's consent, shall be for the benefit of the Leased Premises and Lessee shall not claim any compensation or hold over on such grounds. In the second case, Lessee shall not claim any compensation or hold over on such grounds.

SEVEN: AUTHORIZATION

Lessee shall bear the risk and cost of processing, obtaining and maintaining all the national or municipal licenses, permits or authorizations, or any such license, permit or authorization requested to any centralized or decentralized public agency, required by legislation in force for the present or future performance of the activities to be performed in the Leased Premises as set forth in section FOUR. Lessee shall bear the payment of the charges, taxes, fees, patents or services in relation to its activity or the documentation supporting such activity. Lessor covenants to assist Lessee with the information and documentation necessary for such purpose as long as such documentation is available to Lessor. Lessee shall bear any cost arising from such assistance.

EIGHT: TAXES. FEES. MAINTENANCE FEES AND EXPENSES

8.1. Lessee shall bear the payment of Common Maintenance Fees, Lighting, Sweeping and Cleaning Fees for the City of Buenos Aires and AySA [Water and Sanitation] in relation to the Leased Premises as well as any other present or future tax and/or fee and/or contribution that may be imposed on the Leased Premises. In the case of taxes and/or fees and/or contributions imposed on the whole Building as well as Ordinary Maintenance Fees, Lessee shall pay 5.5292% of the total amount of the Ordinary Maintenance Fees for the Building. Lessor shall bear the extraordinary expenses which are expressly excluded from the Ordinary Maintenance Fees. Lessor may request the Building administrator to inform, with proper anticipation before due date for payment of obligations provided in this section, the amount and items as well as any other information Lessor may reasonably request for such purpose.

8.2. Lessee shall (a) pay the Value-Added Tax (VAT) and any other tax that may change or substitute such tax in the future; (b) respect and cause to respect morals and good habits in the Leased Premises; (c) pay on time any service hired in relation to the Leased Premises such as electricity, telephone, links; (d) maintain such services connected and in proper operation and pay the reconnection fees and any fine for any disconnected, interrupted or canceled service for lack of payment and/or any other cause by Lessee's fault; (e) pay on time the Ordinary Maintenance Fees and all present or future taxes, fees and contributions on the Leased Premises and the activity performed by Lessee in the Leased Premises; and (f) comply with all the obligations herein assumed.

8.3. All the payments referred to in this section shall be made by Lessee when due. Evidence of such payments shall be given to Lessor within the first five days of the next month after payment. In case of non-compliance, Lessee shall bear any delay or default interest or fine arising from such non-compliance as well as any other expense arising from such non-compliance.

NINE: ACCESS AND INSPECTION RIGHT

Lessee covenants to allow Lessor to perform any necessary work for the maintenance of the Leased Premises and/or the Building. Lessee shall also allow Lessor to enter the Leased Premises during office hours and with 24 hours' notice in order to check the maintenance condition of the Leased Premises or to inspect such premises. Lessor shall do its best efforts to avoid exercising this power at times when the normal performance of Lessee's activities may be reasonably disturbed.

TEN: BODILY INJURY AND PROPERTY DAMAGE LIABILITY

Lessee shall indemnify Lessor from any damage, cost, expense or similar disbursement suffered by Lessee on its person or property due to any deterioration of the Leased Premises or their fitting or fixtures for any reason without Lessor's fault including, but not limited to works or improvements made by Lessee, the lapse of time, improper use of the Leased Premises, floods, seismic movements, damage caused by third parties, humidity, fire, theft, any type of event and the use of such property and any other event occurred without Lessor's fault. Lessee shall be fully liable for any damage suffered by Lessor or third persons including Lessee's staff, clients or suppliers on their person or property as a consequence of the use of the Leased Premises by Lessee, the works made on the Leased Premises, any element installed in the Leased Premises, the purpose of the Leased Premises or any other act performed by Lessee or its subordinates. Therefore, Lessee shall hold Lessor harmless against any demand, action, penalty, fine or damage that may suffer due to the circumstances described above. Lessee shall assume full liability to any staff, professional or third parties hired affecting the works to be performed in the Leased Premises at any time.

ELEVEN: ASSIGNMENT PROHIBITION

11.1 Lessee shall not sublet the Leased Premises in whole or in part or assign the rights and duties arising herefrom. If Lessee requests authorization from Lessor to sublet to a Lessee's controlled or controlling company with similar activities, such assignment shall not be unreasonably denied by Lessor. In such cases, Lessee shall remain fully liable to Lessor hereunder without prejudice of the terms of the agreement entered into by Lessee and the subtenant. Any such authorization from Lessor shall be made in writing and signed.

11.2. At its sole discretion, Lessor may assign in whole or in part this Offer or the rights arising herefrom without prior Lessee's consent. Lessor shall give Lessee express notice of the assignment.

TWELVE: AUTOMATIC ARREARS

12.1. The Parties shall fall into arrears by operation of law and by expiration of the terms herein provided or failure to comply with the obligations hereby assumed without prior demand, whether judicial or extrajudicial, being sufficient the expression of the pertaining party's will.

12.2. Upon default in payment of 2 (two) monthly rents, and pursuant to the provisions of section Three, Lessor may cause termination hereof without prior demand, whether judicial or extrajudicial and file an action for eviction and collection of the items due as well as damages.

THIRTEEN: INSURANCE

13.1. Upon execution hereof, Lessee shall buy an insurance policy with a front line insurer to the satisfaction of Lessor against fire and tenant's liability covering the Leased Premises and the existing improvements owned by Lessee or installed in the Leased Premises as well as the risk of its activity. Such insurance shall remain in force during all the term hereof and until the Leased Premises are actually surrendered. Furthermore, such insurance policy shall state that Lessor shall be the insured and beneficiary of the rights arising therefrom except for Lessee's property and improvements. At any time, Lessor may request from Lessee any documentation giving evidence that insurance is in force and Lessee is complying with the obligations arising therefrom.

FOURTEEN: GROUNDS FOR TERMINATION

14.1. Without prejudice of the automatic arrears provided in paragraph 12.1, this Offer may be terminated when notice demanding compliance with any obligation assumed by the Parties hereto has been reliable given and such failure was not cured within 15 (fifteen) calendar days after reception of the notice of demand for compliance.

14.2. Lessee may cause termination hereof unilaterally and without cause 12 (twelve) months after the execution hereof paying as complete and sole compensation for such early termination the amount equivalent to 1 (one) monthly Rent. In any case, Lessee shall give reliable 60 (sixty) days' notice of its intention to terminate.

FIFTEEN: EXPIRATION

15.1. Upon expiration of the term hereof, surrender of the Leased Premises shall only be evidenced by written document issued by Lessor. No other evidence shall be admitted.

15.2. If Lessor refuses to receive the Leased Premises, Lessee may deposit the Leased Premises keys with a court. In such case, Lessee shall only pay the rent until the date when Lessor actually and willingly receives the Leased Premises, unless judgment for Lessee is passed and Lessee shall only pay the rent, and any other related amount, until the date when the action was filed or any date determined by a court with jurisdiction.

SIXTEEN: GUARANTEE DEPOSIT

On March 13th, 2007, July 27th, 2009 and August 31st, 2009 Lessee deposited with Lessor the amount of twelve thousand and nine hundred and twenty two US dollars (USD 12,922), nineteen thousand US dollars (USD 19,000) and nine thousand and one hundred and fifty-six US dollars (USD 9,156) respectively, a total amount of forty-one thousand and seventy-eight US dollars (USD 41,078) as guarantee deposit. Lessor shall retain such amount, which shall not accrue interest. Such guarantee deposit shall be reimbursed by Lessor within 30 (thirty) days after the surrender of the Leased Premises. Such amount shall be reimbursed in its equivalent in legal tender at the free foreign exchange rate using as exchange rate, the relation ARS-USD note selling rate from the Banco de la Nación Argentina for the operation closing of the foreign exchange business day previous to the day of payment, as published by the Ámbito Financiero or alternatively the Cronista Comercial. Any amount in relation to non-compliance, fines or debts by Lessee of the obligations arising herefrom shall be previously deducted. If the expenses due by Lessee are over such amount, Lessee covenants to pay Lessor the difference at first demand. Lessee shall not use such deposit for the payment of rent.

SEVENTEEN: CONFIDENTIALITY

The Parties covenant they shall not disclose the terms hereof during the term hereof or after expiration hereof, unless: (a) said terms were made public for any reason other than non-compliance with this provision; (b) disclosure is required by law, court order or any other regulation by administrative or regulatory agencies.

EIGHTEEN: SPECIAL DOMICILES AND JURISDICTION

Lessor and Lessee establish special domiciles as stated in the opening paragraph hereof where any summons, notice and process shall be deemed valid. Lessor and Lessee shall submit to the jurisdiction of the Ordinary Courts in the City of Buenos Aires expressly waiving any other courts or jurisdiction. The Parties hereof may change their domiciles within the City of Buenos Aires giving prior written notice of the new domicile to the other party.

NINETEEN: CO-OWNERSHIP REGULATIONS. RULES FOR BUILDING, INSTALLATION AND REPAIRS OF THE LEASED PREMISES

Lessee acknowledges and agrees with the Co-ownership Regulations, the Internal Regulations and the rules for building, installation and repairs of the Leased Premises and the Building.

TWENTY: SURETY

Lessee hereby gives Lessor a surety insurance policy taken with Seguro de Caución de Fianzas y Créditos S.A. for the first twelve months of the lease. Such policy shall be renewed, as necessary condition, 30 (thirty) days before the expiration of each contractual year to the satisfaction of Lessor. The said policy is attached as Annex III. The Parties covenant that Lessee shall give Lessor, thirty (30) days before expiration, a new policy with the same company and coverage and an express waiver of its right of discussion. Lessee may propose another front line company in the insurance market previously and expressly accepted in writing by Lessor to its satisfaction for an insured amount equivalent to the amount of twelve (12) months of the lease. The same procedure shall be followed every twelve months for all the years of the term hereof until the last policy is delivered which shall have a coverage of six (6) months after the expiration of the term hereof. In such case, six (6) months before the expiration of the term hereof, Lessee shall replace the policy in force with a new policy covering the next twelve (12) months. All the policies shall be taken with a renowned insurance company and to the satisfaction of Lessor and in every case for the benefit of Lessor. Lessee shall comply with such obligation at least one month before the expiration of the policy. Lessee's failure to comply with any obligations herein assumed or partial performance shall entitle Lessor to demand Lessee's immediate compliance with its obligation within five (5) business days. If not complied with, Lessor may, without any notice, demand Lessee pay a fine of USD 1,000 (one thousand USD notes) per day automatically since the date when Lessee has failed to comply until compliance. All of the foregoing is without prejudice to Lessor's right to cause termination hereof due to lack of proper coverage expressly agreed upon. Upon Lessor's requirement, Lessee shall show the payment receipt of insurance and the pertaining policies.

TWENTY-ONE: SAFETY MEASURES

Lessee acknowledges and agrees with each and every safety measure implemented in the Building and the Leased Premises by Lessor included in the Internal Regulations and the Evacuation Plan.

TWENTY-TWO: Should Lessor accept this Offer, Lessee shall give Lessor, within five business days after acceptance, a copy of the surety insurance policy in relation to the agreement arising herefrom.

TWENTY-THREE: To any legal effect, the Parties shall establish the following special domiciles where any notice or process shall be deemed valid even when the interested parties do not live or are not there: Lessor at Butty 240, City of Buenos Aires and Lessee at Butty 240 floor 9, City of Buenos Aires.—

[On all pages hereof there appear a seal of Globant’s Legal Department and a signature.]

Alejandro Scannapieco

I.D. [D.N.I.] 21073043

Attorney in fact for SISTEMAS GLOBALES S.A.

LAMINAR SOCIEDAD ANÓNIMA

DE INVERSIONES INMOBILIARIAS

Ing. Enrique Butty 240 C1001AFB

Autonomous City of Buenos Aires

Argentine Republic Tel 5238 6637/8

September 24th, 2012

Sistemas Globales S.A.

Reconquista 341, Piso 4. Autonomous City of Buenos Aires.

Re: Irrevocable Offer of Lease Extension on 09/21/2012

Dear Sirs:

We hereby give notice of the acceptance of your Irrevocable Offer of Extension dated 09/21/2012 in all its terms and conditions.

Sincerely,

LAMINAR S.A. DE INVERSIONES INMOBILIARIAS

/s/ Julio A. Cueto Rúa

Julio A. Cueto Rua
President